UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2007 (March 29, 2007)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e–4(c)).

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 29, 2007, the compensation committee of the board of directors of Epiq Systems, Inc. (the “Company”) adopted two incentive bonus plans for certain executive officers of the Company.  The Qualified Executive Performance Plan (the “Performance Plan”) and the Strategic Executive Incentive Plan (the “Strategic Plan”) apply to the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

The Performance Plan is established pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”), which permits certain incentive awards to be deductible for federal income tax purposes under IRC Section 162(m).  The Performance Plan is intended to comply with the requirements of Section 162(m).  The Performance Plan consists of two subplans:  (1) a financial objectives subplan, with performance criteria and payout pool related to the achievement of the selected criteria to be adopted by resolution of the compensation committee, and (2) an acquisition / divestiture objectives subplan for the acquisition or divesture of a business or a portion of a business that is approved by the board prior to the transaction.  The maximum payout under the acquisition / divestiture subplan is 4% of the purchase price of the acquired business or the gross selling price of the divested business, as applicable, subject to the overall limits in the 2004 Plan.

The payout pool for either subplan will be paid 35% each to the Chief Executive Officer and the Chief Operating Officer and 30% to the Chief Financial Officer.

Pursuant to the Performance Plan, the compensation committee passed a resolution fixing the performance criteria for the financial objective subplan for calendar year 2007, which criteria are operating revenue, adjusted EBITDA and non-GAAP EPS, each in a manner consistent with the uses of those financial measures in the Company’s regular quarterly earnings calls and earnings releases.  The payouts are set at threshold and maximum amounts for each of these three measures, with payouts prorated between these two amounts.

The Strategic Plan permits the compensation committee to award discretionary bonuses, payable in cash, stock options or restricted stock under the 2004 Plan.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                  Exhibits.

The following exhibits are filed with this report:

10.1	Qualified Executive Performance Plan.

10.2	Strategic Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: April 4, 2007
	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director